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                                                                    EXHIBIT 99.1
NEWS RELEASE



Contact: For Investor Relations:
         Robert Weiner
         Director of Investor Relations
         (407) 363-7827


FOR IMMEDIATE RELEASE

                     PLANET HOLLYWOOD ANNOUNCES APPOINTMENT
                    OF PRESIDENT AND CHIEF OPERATING OFFICER

ORLANDO, FL - July 27, 1998 - Planet Hollywood International, Inc. (NYSE: PHL) today announced the appointment of William H. Baumhauer to the position of President and Chief Operating Officer. Following an extensive search by the Company's Board of Directors, Mr. Baumhauer was selected for his strong experience in operating and improving performance of full-service restaurants in the casual-dining sector. Beginning today, Mr. Baumhauer, age 50, will assume the duties of President and Chief Operating Officer, a newly-created position. Robert Earl will continue as the Company's Chief Executive Officer.

Mr. Baumhauer will be responsible for all company-wide operations, including ongoing operation of the Company's Planet Hollywood and Official All Star Cafe restaurant concepts as well as the introduction and growth of its emerging concepts. In addition, he will oversee and manage the development of strategic joint ventures, extensions of the company's brands and new business opportunities. Mr. Baumhauer's first objective will be an evaluation of company-wide activities to determine opportunities for cost savings and increased operating efficiencies.

Mr. Baumhauer most recently was Chairman, President and Chief Executive Officer of Unique Casual Restaurants, Inc., an owner, franchisor and operator of 27 Champps Americana and over 200 Fuddruckers casual-dining restaurants. Unique Casual Restaurants was formerly part of DAKA International, Inc., a company principally in the contract food service business with over 700 locations. Through fifteen years of service, Mr. Baumhauer was instrumental in guiding the

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PLANET HOLLYWOOD ANNOUNCES APPOINTMENT OF PRESIDENT AND COO
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development and growth of the Fuddruckers chain as well as, more recently, the
Champps Americana concept. He was responsible for doubling the size of the Fuddruckers chain, while simultaneously improving its operating performance. In addition, he directed the acquisition and subsequent growth of the Champps Americana chain, which is among the top sports-themed casual-dining concepts in the sector.

Prior to his fifteen years in the casual-dining and food service sectors, Mr. Baumhauer was a partner at the public accountant practice of Laventhol & Horwath, where he advised companies in the lodging, quick-service restaurant and gaming industries for over eleven years. He holds the degree of Bachelor of Business Administration in Accounting from Florida Atlantic University, and is a Certified Public Accountant.

A recipient of the 1996 Multi-Unit Food Service Organization's coveted Golden Chain Award for outstanding achievement and leadership in the food service industry, Mr. Baumhauer managed Unique Casual Restaurants and its predecessor organization Daka International through fifteen years of changing dynamics in the casual-dining industry. He successfully guided each of the company's concepts through their development and expansion, as well as the ongoing evaluation of operating strategies through both difficult and good operating environments within the casual-dining industry.

Keith Barish, Chairman, commented, "We are very pleased to have Bill Baumhauer join the company in this vital role, and look forward to benefitting from his vast experience and expertise in the restaurant sector".

"The addition of Bill Baumhauer in the role of President and Chief Operating Officer significantly strengthens our focus on improving the guest experience offered to patrons of our restaurants. I am confident that he brings the right set of skills to improve the overall performance of our operations. I am also committed to empowering Bill with the tools necessary to achieve our desired results and return Planet Hollywood to its strategy of profitable growth. I will now be able to focus on growing our top-line through marketing and potential new alliances.", said Robert Earl, Chief Executive Officer.

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PLANET HOLLYWOOD ANNOUNCES APPOINTMENT OF PRESIDENT AND COO
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Planet Hollywood is a creator and worldwide developer of consumer brands that capitalize on the universal appeal of movies, sports, music and other leisure-time activities. The Company's worldwide operations offer products and services in the retail, leisure, entertainment, lodging and gaming sectors. Planet Hollywood's Class A common stock is listed under the symbol "PHL" on the New York Stock Exchange.


Certain statements contained herein are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from what is currently anticipated. Those risks include, among others, risks associated with the timing of and costs associated with new business development; general competitive factors; business conditions and growth in each of the company's businesses and industries and in the general economy; loss of vendors and/or customers; risks inherent with predicting revenue and earning outcomes; a change in retailer or consumer acceptance of the Company's and its partner's products and services; and, the risk factors listed from time to time in reports filed with the Securities and Exchange Commission as well as assumptions regarding the foregoing. The words "believe", "estimate", "expect", "intent", "anticipate" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Planet Hollywood International, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.



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